Exhibit 99.1
hhgregg Announces Second Fiscal Quarter Operating Results
INDIANAPOLIS, November 5, 2015 - hhgregg, Inc. (NYSE: HGG) ("hhgregg" or the "Company") today announced operating results for the second quarter ended September 30, 2015 as compared to the second quarter ended September 30, 2014.
Second Quarter Summary

•	Net sales decreased 3.8% to $487 million compared to prior year second quarter, but improved by 280 basis points as compared to the first quarter of fiscal 2016.

•	Comparable store sales decreased 3.5% compared to the prior year second quarter, but improved by 280 basis points as compared to the first quarter of fiscal 2016.

•	21.9% increase in comparable sales on the e-commerce site for the second quarter

•	Gross margin decreased to 28.5% compared to 29.1% in the prior year second quarter

•
Net loss per diluted share was $0.37 which did not include an income tax benefit. In prior year second quarter, net loss per diluted share was $0.37 which included a $0.22 benefit related to income taxes.

•	EBITDA improved to $(1.1) million compared to $(5.1) million in the prior year second quarter
Dennis May, President and Chief Executive Officer, commented, “We remain on track to meet or exceed our three key financial objectives for the year, which are focused on driving improvements for comparable store sales, cost savings and positive EBITDA for the fiscal year. We were pleased with the continued traction in our net sales during the second quarter driven by delivering on our fiscal 2016 revenue generation initiatives. In addition, we have continued our cost savings efforts and remain on track to meet our plan to save $50 million in fiscal 2016. The steady progress we have made with our transformation plan has positioned our company well as we embark on the holiday season."

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(unaudited, amounts in thousands, except share and per share data)	2015	2014	2015	2014
Net sales	$486,876	$505,862	$927,939	$978,154
Net sales % decrease	(3.8)%	(11.0)%	(5.1)%	(10.5)%
Comparable store sales % decrease (1)	(3.5)%	(11.4)%	(4.8)%	(10.9)%
Gross profit as a % of net sales	28.5%	29.1%	29.4%	29.4%
SG&A as a % of net sales	23.3%	23.5%	24.2%	24.1%
Net advertising expense as a % of net sales	5.4%	6.5%	5.3%	6.2%
Depreciation and amortization expense as a % of net sales	1.7%	2.1%	1.8%	2.2%
Loss from operations as a % of net sales	(1.9)%	(3.2)%	(1.9)%	(3.1)%
Net interest expense as a % of net sales	0.1%	0.1%	0.1%	0.1%
Income tax expense as a % of net sales	—%	(1.2)%	—%	(1.1)%
Net loss	$(10,126)	$(10,384)	$(18,881)	$(20,653)
Net loss per diluted share	$(0.37)	$(0.37)	$(0.68)	$(0.73)
EBITDA	$(1,088)	$(5,116)	(889)	(8,590)
Weighted average shares outstanding—diluted	27,707,978	28,394,164	27,694,169	28,419,417
Number of stores open at the end of period	227	228

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

HIGHLIGHTS FOR THE SECOND QUARTER
Revenue Highlights
The Company's net sales performance in the quarter was driven primarily by a comparable store sales decline, although the Company’s second quarter of fiscal 2016 comparable store sales in appliances, consumer electronics and computers and tablets categories were improved compared to the first quarter of fiscal 2016 comparable store sales in these categories. Net sales mix and comparable store sales percentage changes by product category for the three and six month periods ended September 30, 2015 and 2014 were as follows:

	Net Sales Mix Summary				Comparable Store Sales Summary
	Three Months Ended September 30,		Six Months Ended September 30,		Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014	2015	2014	2015	2014
Appliances	56%	53%	57%	55%	0.8%	(5.8)%	(0.7)%	(3.9)%
Consumer electronics (1)	33%	34%	32%	33%	(6.3)%	(16.0)%	(7.2)%	(17.2)%
Home products (2)	6%	6%	6%	5%	4.4%	5.0%	7.8%	2.5%
Computers and tablets	5%	7%	5%	7%	(29.8)%	(33.7)%	(35.9)%	(31.6)%
Total	100%	100%	100%	100%	(3.5)%	(11.4)%	(4.8)%	(10.9)%

(1)	Primarily consists of televisions, audio, personal electronics and accessories.

(2)	Primarily consists of furniture and mattresses.

The Company's comparable store sales drivers for the three months ended September 30, 2015 are summarized below:

	Comparable Store Sales	Comparable Store Sales Excluding Mobile and Fitness	Average Selling Price	Sales Unit Volume
Appliances	0.8%	0.8%	Increase	Decrease
Consumer electronics (1)	(6.3)%	(6.3)%	Increase	Decrease
Home products (2)	4.4%	7.0%	Decrease	Increase
Computers and tablets	(29.8)%	(29.5)%	Decrease	Decrease
Total	(3.5)%	(3.3)%

(1)	Primarily consists of televisions, audio, personal electronics and accessories.

(2)	Primarily consists of furniture and mattresses.

Gross Margin Highlights
The Company's gross profit margin, expressed as gross profit as a percentage of net sales, decreased 59 basis points for the three month period ended September 30, 2015 to 28.5% from 29.1% for the comparable prior year period.

•
The Company's decrease in gross profit margin for the period was primarily a result of lower gross profit margin rates in all categories except home products, partially offset by a favorable product sales mix to categories with higher gross margin rates.

Cost Structure Highlights
The Company continues to manage its cost structure to align with its expected sales levels and to keep the Company positioned for EBITDA growth.

•
During the second quarter, hhgregg realized $16.1 million of its expected $50 million of annual cost savings for fiscal 2016. For the first six months of fiscal 2016, the Company realized $27.2 million of the targeted $50 million projected annual cost savings. This has partially been offset by the increased fees associated with customer financing described below.

•
The decrease in advertising expense of $6.8 million was due to a reduction of gross advertising spend primarily driven by reductions in print media along with rebalancing of spending among the more efficient advertising mediums.

•	The decrease in SG&A as a percentage of net sales to 23.3% from 23.5% for the comparable prior year period was a result of:

▪	105 basis points decrease, or $6.9 million, in wages due to our continuing effort to drive efficiencies in the Company's labor structure; and

▪	24 basis points decrease, or $1.8 million, in delivery services due to efficiencies in routing and lower fuel prices.
These decreases were partially offset by:

▪	a 79 basis points increase, or $3.7 million, in fees associated with higher cost customer financing options and higher private label credit card penetration.

Income Taxes Highlights
During the second quarter fiscal 2016 the Company did not record an income tax expense or benefit due to its full income tax valuation allowance. For the three months ended September 30, 2014, the Company recorded a $6.2 million income tax benefit, or $0.22 per diluted shared, due to its pre-tax loss.

Teleconference and Webcast
hhgregg will be conducting a conference call to discuss operating results for the three months ended September 30, 2015, on Thursday, November 5, 2015 at 9:00 a.m. (Eastern Time). Our call will be hosted by Dennis May, our President and CEO, Robert Riesbeck, our CFO, and Lance Peterson, our Director of Finance & Investor Relations.
Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 227 stores in 20 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to the Company’s financial performance, ability to manage costs, ability to execute the Company's 2016 initiatives, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute its strategies and initiatives, particularly in the sales mix shift and consumer electronics category; its ability to maintain a positive brand perception and recognition; the failure of manufacturers to introduce new products and technologies; competition in existing, adjacent and new metropolitan markets; its ability to maintain the security of customer, associate and Company information; its ability to roll out new financing offers to customers; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain and upgrade its information technology systems; its ability to maintain and develop multi-channel sales and marketing strategies; competition from internet retailers; its ability to meet delivery schedules; the effect of general and regional economic and employment conditions on its net sales; its ability to attract and retain qualified sales personnel; its ability to meet financial performance guidance; its ability to generate sufficient cash flows to recover the fair value of long-lived assets and recognize deferred tax assets; its reliance on a small number of suppliers; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates and the potential for litigation.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K filed May 15, 2015. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Lance Peterson, Director, Finance & Investor Relations
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(In thousands, except share and per share data)
Net sales	$486,876	$505,862	$927,939	$978,154
Cost of goods sold	348,231	358,817	654,937	690,770
Gross profit	138,645	147,045	273,002	287,384
Selling, general and administrative expenses	113,479	119,112	224,583	235,701
Net advertising expense	26,254	33,049	49,308	60,273
Depreciation and amortization expense	8,391	10,823	16,760	21,298
Loss from operations	(9,479)	(15,939)	(17,649)	(29,888)
Other expense (income):
Interest expense	649	678	1,239	1,307
Interest income	(2)	(2)	(7)	(7)
Total other expense	647	676	1,232	1,300
Loss before income taxes	(10,126)	(16,615)	(18,881)	(31,188)
Income tax benefit	—	(6,231)	—	(10,535)
Net loss	$(10,126)	$(10,384)	$(18,881)	$(20,653)
Net loss per share
Basic and diluted	$(0.37)	$(0.37)	$(0.68)	$(0.73)
Weighted average shares outstanding-basic and diluted	27,707,978	28,394,164	27,694,169	28,419,417
HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AS A PERCENTAGE OF NET SALES)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	71.5	70.9	70.6	70.6
Gross profit	28.5	29.1	29.4	29.4
Selling, general and administrative expenses	23.3	23.5	24.2	24.1
Net advertising expense	5.4	6.5	5.3	6.2
Depreciation and amortization expense	1.7	2.1	1.8	2.2
Loss from operations	(1.9)	(3.2)	(1.9)	(3.1)
Other expense (income):
Interest expense	0.1	0.1	0.1	0.1
Interest income	—	—	—	—
Total other expense	0.1	0.1	0.1	0.1
Loss before income taxes	(2.1)	(3.3)	(2.0)	(3.2)
Income tax benefit	—	(1.2)	—	(1.1)
Net loss	(2.1)	(2.1)	(2.0)	(2.1)
Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2015, MARCH 31, 2015 AND SEPTEMBER 30, 2014
(UNAUDITED)

	September 30, 2015	March 31, 2015	September 30, 2014
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$34,877	$30,401	$40,557
Accounts receivable—trade, less allowances of $5, $19 and $106 as of September 30, 2015, March 31, 2015 and September 30, 2014, respectively	11,556	11,901	15,450
Accounts receivable—other	14,383	16,715	17,922
Merchandise inventories, net	288,690	257,469	335,699
Prepaid expenses and other current assets	5,381	6,581	6,745
Income tax receivable	706	5,326	9,724
Total current assets	355,593	328,393	426,097
Net property and equipment	118,463	128,107	183,326
Deferred financing costs, net	1,526	1,796	2,065
Deferred income taxes	7,816	6,489	45,463
Other assets	2,905	2,844	2,431
Total long-term assets	130,710	139,236	233,285
Total assets	$486,303	$467,629	$659,382
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$143,840	$112,143	$185,026
Customer deposits	50,851	48,742	48,806
Accrued liabilities	52,454	46,723	51,375
Deferred income taxes	7,816	6,489	4,531
Total current liabilities	254,961	214,097	289,738
Long-term liabilities:
Deferred rent	63,887	67,935	70,330
Other long-term liabilities	11,128	12,009	11,389
Total long-term liabilities	75,015	79,944	81,719
Total liabilities	329,976	294,041	371,457
Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2015, March 31, 2015 and September 30, 2014, respectively	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 41,204,660, 41,161,753 and 41,158,041 shares issued; and 27,707,978, 27,665,071 and 28,394,164 outstanding as of September 30, 2015, March 31, 2015, and September 30, 2014, respectively	4	4	4
Additional paid-in capital	303,300	301,680	299,619
Retained earnings	3,251	22,132	134,225
Common stock held in treasury at cost 13,496,682, 13,496,682 and 12,763,877 shares as of September 30, 2015, March 31, 2015, and September 30, 2014, respectively	(150,228)	(150,228)	(145,923)
Total stockholders’ equity	156,327	173,588	287,925
Total liabilities and stockholders’ equity	$486,303	$467,629	$659,382

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)

	Six Months Ended
	September 30, 2015	September 30, 2014
	(In thousands)
Cash flows from operating activities:
Net loss	$(18,881)	$(20,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,760	21,298
Amortization of deferred financing costs	270	269
Stock-based compensation	1,684	2,547
Gain on sales of property and equipment	52	166
Deferred income taxes	—	470
Tenant allowances received from landlords	721	306
Changes in operating assets and liabilities:
Accounts receivable—trade	345	(329)
Accounts receivable—other	1,631	(1,262)
Merchandise inventories	(31,221)	(37,157)
Income tax receivable	4,620	(8,344)
Prepaid expenses and other assets	1,217	(121)
Accounts payable	29,461	30,350
Customer deposits	2,109	7,288
Income tax payable	—	(122)
Accrued liabilities	5,667	350
Deferred rent	(4,068)	(3,662)
Other long-term liabilities	(747)	(469)
Net cash provided by (used in) operating activities	9,620	(9,075)
Cash flows from investing activities:
Purchases of property and equipment	(8,118)	(11,059)
Proceeds from sales of property and equipment	62	43
Purchases of corporate-owned life insurance	(78)	(384)
Net cash used in investing activities	(8,134)	(11,400)
Cash flows from financing activities:
Purchases of treasury stock	—	(976)
Net borrowings on inventory financing facility	2,990	13,844
Net cash provided by financing activities	2,990	12,868
Net increase (decrease) in cash and cash equivalents	4,476	(7,607)
Cash and cash equivalents
Beginning of period	30,401	48,164
End of period	$34,877	$40,557
Supplemental disclosure of cash flow information:
Interest paid	$966	$552
Income taxes received	$(4,600)	$(2,510)
Capital expenditures included in accounts payable	$655	$1,094

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF EBITDA
(UNAUDITED)

	Three Months Ended		Six Months Ended
(Amounts in thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net loss as reported	$(10,126)	$(10,384)	$(18,881)	$(20,653)
Adjustments:
Depreciation and amortization	8,391	10,823	16,760	21,298
Interest expense, net	647	676	1,232	1,300
Income tax expense (benefit)	—	(6,231)	—	(10,535)
EBITDA	$(1,088)	$(5,116)	$(889)	$(8,590)

EBITDA represents net loss before income tax expense (benefit), interest income, interest expense, depreciation and amortization. The Company has presented EBITDA because it considers it an important supplemental measure of its performance and believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies in its industry. Management uses EBITDA as a measurement tool for evaluating its actual operating performance compared to budget and prior periods. EBITDA is not a measure of performance under generally accepted accounting principles (GAAP) and should not be considered as a substitute for net loss prepared in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider these in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Some of the limitations of EBITDA measures are:

•	EBITDA does not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service interest payments on the Company's debt;

•	EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
Store Count by Quarter for Fiscal Years 2014, 2015 and 2016
(Unaudited)

	FY2014				FY2015				FY2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Beginning Store Count	228	228	228	228	228	229	228	228	228	227
Store Openings	—	—	—	—	1	—	—	—	1	—
Store Closings	—	—	—	—	—	(1)	—	—	(2)	—
Ending Store Count	228	228	228	228	229	228	228	228	227	227
Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.